Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Third Quarter 2013 Results and a Quarterly Dividend

New York, NY, October 31, 2013......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2013.

Consolidated net sales for the third quarter of 2013 were $264.2 million, compared to consolidated net sales of $276 million during the comparable quarter in 2012. Earnings from continuing operations for the third quarter of 2013 were $17.7 million or 76 cents per diluted share, compared to $17.4 million or 76 cents per diluted share in the third quarter of 2012. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2013 were $18.3 million or 79 cents per diluted share, compared to $16.8 million or 73 cents per diluted share in the third quarter of 2012.

37-18 Northern Blvd., Long Island City, NY 11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2013 were $765 million, compared to consolidated net sales of $756.6 million during the comparable period in 2012.  Earnings from continuing operations for the nine month period ended September 30, 2013 were $43.7 million or $1.88 per diluted share, compared to $36.7 million or $1.59 per diluted share in the comparable period of 2012.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended 2013 and 2012 were $44.3 million or $1.91 per diluted share and $35.7 million or $1.55 per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We achieved an 8% increase in earnings per share for the quarter (excluding non-operational gains and losses), despite the sales decline caused by the weather-related drop in Temperature Control sales. We are now 23% above 2012 in earnings per share for the first nine months.

“The primary reason for the increase is our improvement in gross margin, which is up 2.1 points for the quarter and 2.5 points for the year. We are seeing the benefits of our continuing cost reduction efforts—manufacturing parts we formerly purchased, improved sourcing of finished goods and components, relocating labor intensive operations to low cost areas, and consolidating and integrating our recent acquisitions.

“Engine Management sales were ahead 1.2% for the quarter, and nearly 5% for the year—in line with, or slightly ahead of, industry averages.

“The major shortfall was in Temperature Control sales, which, after adjusting for the CompressorWorks acquisition, are down 10.9% for the quarter and 11.1% year to date. As we have previously discussed, air conditioning sales can vary 20% up or down in a given year, depending on the weather.  2012 was one of the hottest years on record; 2013 one of the coolest.

“We are pleased with the progress we have made in our Temperature Control division. The integration of CompressorWorks was completed on time and within budget. We have combined manufacturing locations, distribution centers, and product lines, and are on track to achieve all planned savings. We believe we are well positioned to take advantage of a more typical summer season.

“In further steps to reduce costs and improve efficiency, we offered a voluntary separation incentive program to certain eligible employees in our sales force. This resulted in an $1.8 million restructuring expense in the quarter with anticipated $1.5 million SG&A savings per year beginning in 2014.

“Cash flow was very strong in the third quarter reflecting a $26 million reduction in inventories that was built up earlier in the year to safeguard our CompressorWorks integration. In the quarter, we were able to reduce debt $36 million to close September 30 with total debt outstanding of $32 million.”

The Board of Directors has approved payment of a quarterly dividend of eleven cents per share on the common stock outstanding. The dividend will be paid on December 2, 2013 to stockholders of record on November 15, 2013.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, October 31, 2013.  The dial-in number is 866-952-7524 (domestic) or 785-424-1829 (international). The playback number is 800-723-0498 (domestic) or 402-220-2652 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
NET SALES	$264,162	$275,975	$764,996	$756,561

COST OF SALES	184,081	198,167	541,291	554,859

GROSS PROFIT	80,081	77,808	223,705	201,702

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	50,615	50,937	150,813	142,322
RESTRUCTURING AND INTEGRATION EXPENSES	1,913	642	2,531	779
OTHER INCOME , NET	324	433	766	454

OPERATING INCOME	27,877	26,662	71,127	59,055

OTHER NON-OPERATING INCOME (EXPENSE), NET	233	-	(27)	(66)

INTEREST EXPENSE	403	702	1,621	2,257

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	27,707	25,960	69,479	56,732

PROVISION FOR INCOME TAXES	10,021	8,516	25,827	20,073

EARNINGS FROM CONTINUING OPERATIONS	17,686	17,444	43,652	36,659

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(389)	(604)	(1,138)	(1,221)

NET EARNINGS	$17,297	$16,840	$42,514	$35,438

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.77	$0.77	$1.90	$1.61
DISCONTINUED OPERATION	(0.02)	(0.03)	(0.05)	(0.06)
NET EARNINGS PER COMMON SHARE - BASIC	$0.75	$0.74	$1.85	$1.55

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.76	$0.76	$1.88	$1.59
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.05)	(0.05)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.74	$0.74	$1.83	$1.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,999,832	22,691,878	22,945,424	22,810,238
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,239,009	22,877,635	23,179,187	22,999,244

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	SEPTEMBER 30,				SEPTEMBER 30,
	2013		2012		2013		2012
	(unaudited)				(unaudited)
Revenues
Engine Management	$177,939		$175,789		$535,498		$511,448
Temperature Control	84,840		95,229		224,228		233,556
All Other	1,383		4,957		5,270		11,557
	$264,162		$275,975		$764,996		$756,561

Gross Margin
Engine Management	$56,654	31.8%	$51,285	29.2%	$162,748	30.4%	$140,555	27.5%
Temperature Control	20,496	24.2%	23,156	24.3%	51,824	23.1%	51,604	22.1%
All Other	2,931		3,367		9,133		9,543
	$80,081	30.3%	$77,808	28.2%	$223,705	29.2%	$201,702	26.7%

Selling, General & Administrative
Engine Management	$30,130	16.9%	$29,870	17.0%	$90,305	16.9%	$87,201	17.0%
Temperature Control	12,994	15.3%	14,099	14.8%	37,767	16.8%	34,705	14.9%
All Other	7,491		6,968		22,741		20,416
	$50,615	19.2%	$50,937	18.5%	$150,813	19.7%	$142,322	18.8%

Operating Profit
Engine Management	$26,524	14.9%	$21,415	12.2%	$72,443	13.5%	$53,354	10.4%
Temperature Control	7,502	8.8%	9,057	9.5%	14,057	6.3%	16,899	7.2%
All Other	(4,560)		(3,601)		(13,608)		(10,873)
	29,466	11.2%	26,871	9.7%	72,892	9.5%	59,380	7.8%
Restructuring & Integration	(1,913)	-0.7%	(642)	-0.2%	(2,531)	-0.3%	(779)	-0.1%
Other Income, Net	324	0.1%	433	0.2%	766	0.1%	454	0.1%
	$27,877	10.6%	$26,662	9.7%	$71,127	9.3%	$59,055	7.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,686	$17,444	$43,652	$36,659

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	1,148	385	1,519	467
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(374)	(774)	(374)	(774)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(301)	(472)	(615)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$18,303	$16,754	$44,325	$35,737

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.76	$0.76	$1.88	$1.59

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.05	0.01	0.07	0.02
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.01)	(0.03)	(0.02)	(0.03)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.79	$0.73	$1.91	$1.55

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)

ASSETS

CASH	$10,097	$13,074

ACCOUNTS RECEIVABLE, GROSS	149,000	104,689
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,021	6,124
ACCOUNTS RECEIVABLE, NET	141,979	98,565

INVENTORIES	269,205	267,468
OTHER CURRENT ASSETS	46,481	39,446

TOTAL CURRENT ASSETS	467,762	418,553

PROPERTY, PLANT AND EQUIPMENT, NET	63,883	64,422
GOODWILL AND OTHER INTANGIBLES, NET	74,221	72,373
OTHER ASSETS	30,025	21,246

TOTAL ASSETS	$635,891	$576,594

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$32,187	$40,453
CURRENT PORTION OF LONG TERM DEBT	82	120
ACCOUNTS PAYABLE	65,165	62,283
ACCRUED CUSTOMER RETURNS	46,721	29,033
OTHER CURRENT LIABILITIES	98,473	90,283

TOTAL CURRENT LIABILITIES	242,628	222,172

LONG-TERM DEBT	23	75
ACCRUED ASBESTOS LIABILITIES	24,223	25,110
OTHER LIABILITIES	21,728	21,650

TOTAL LIABILITIES	288,602	269,007

TOTAL STOCKHOLDERS' EQUITY	347,289	307,587

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$635,891	$576,594

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2013	2012
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$42,514	$35,438
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	13,203	12,093
OTHER	9,843	13,519
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(43,990)	(48,008)
INVENTORY	(5,345)	21,082
ACCOUNTS PAYABLE	(450)	4,957
OTHER	17,876	23,769
NET CASH PROVIDED BY OPERATING ACTIVTIES	33,651	62,850

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(8,467)	(8,003)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(12,760)	(38,594)
OTHER INVESTING ACTIVITIES	(596)	9
NET CASH USED IN INVESTING ACTIVITIES	(21,823)	(46,588)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(8,356)	(12,817)
PURCHASE OF TREASURY STOCK	(1,672)	(4,999)
DIVIDENDS PAID	(7,566)	(6,162)
OTHER FINANCING ACTIVITIES	3,350	6,339
NET CASH USED IN FINANCING ACTIVITIES	(14,244)	(17,639)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(561)	1,393
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,977)	16
CASH AND CASH EQUIVALENTS at beginning of Period	13,074	10,871
CASH AND CASH EQUIVALENTS at end of Period	$10,097	$10,887